16

Sales and EPS - 2001 to Estimated 2006*
Earnings Per Share Sales in Billions
Estimated
$0.0
$0.5
$1.0
$1.5
$2.0
$2.5
2001 2002 2003 2004 2005 2006
-$0.50
$0.00
$0.50
$1.00
$1.50
$2.00
$2.50
2001 2002 2003 2004 2005 2006
$2.46 Billion
Implement
Project IMPACT
$2.25 -
$2.30*
Estimated
$2.22
$1.70 $1.66 $1.64
-$0.20
$2.08 -
$2.17
$1.45
$1.53 GAAP EPS
Adjusted EPS
* Note: Guidance was issued on August 23, 2006 and has not been updated.
Charges and recoveries included in net earnings and EPS for 2003, 2004, 2005 and estimated 2006, are listed in the Reconciliation of
Net Earnings to Adjusted Net Earnings in this Appendix.
16